As filed with the Securities and Exchange Commission on August 13, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or jurisdiction of incorporation or organization)	41-1782300 (IRS Employer Identification No.)

12701 Whitewater Drive, Suite 190

Minnetonka, MN 55343

(952) 294-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffery Crivello
Chief Executive Officer
Famous Dave’s of America, Inc.
12701 Whitewater Drive, Suite 190
Minnetonka, MN 55343
(952) 294-1300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: J.C. Anderson Gray, Plant, Mooty, Mooty & Bennett, P.A. 500 IDS Center 80 South Eighth Street Minneapolis, MN 55402 (612) 632-3002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common stock, par value $0.01 per share	300,000	$6.55	$1,965,000	$244.64

(1)                                Pursuant to Rule 416(a), this registration statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to the shares covered by this registration statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)                                 Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sales price of the registrant’s common stock as reported by the NASDAQ Global Market on August 7, 2018.

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORMS S-8 (NO. 333- 204015; NO. 333- 208261)

This registration statement registers additional securities of the same class as other securities for which registration statements filed on Forms S-8 relating to Famous Dave’s of America, Inc. 2015 Equity Incentive Plan (the “Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this registration statement the contents of (a) the registration statement on Form S-8 (File No. 333- 204015)  that we filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2015 relating to the registration of 350,000 shares of our common stock authorized for issuance under the Plan and (b) the registration statement on Form S-8 (File No. 333-208261) that we filed with the SEC on November 30, 2015, relating to the registration of 350,000 shares of our common stock authorized for issuance under the Plan, in each case in their entirety and including exhibits thereto. This registration statement provides for the registration of an additional 300,000 shares of common stock to be issued under the Plan. These 300,000 shares represent an increase in the number of shares of common stock reserved for issuance under the Plan, which increase was approved by the stockholders on May 15, 2018 at the annual meeting of stockholders of Famous Dave’s of America, Inc. As a result of the foregoing, the number of shares of common stock reserved under the Plan is now 1,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are incorporated herein by reference:

(a)              The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 5, 2018;

(b)              The registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2018 and  July 1, 2018, filed on May 14, 2018 and August 13, 2018, respectively; and

(c)               The registrant’s Current Reports on Form 8-K filed on January 29, 2018, February 5, 2018 (except for Item 7.01), February 12, 2018, April 16, 2018, May 21, 2018, June 19, 2018, and July 24, 2018; and

(d)              The description of our common stock contained in the prospectus, constituting part of our registration statement on Form S-1 (File No. 333-221927) filed with the SEC on December 6, 2017, and subsequently amended on December 29, 2017, January 29, 2018, March 5, 2018, and March 7, 2018.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8 Exhibits.

4.1

Famous Dave’s of American, Inc. Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Exhibit A to registrant’s Definitive Proxy Statement on Schedule 14A, dated April 4, 2018, filed on April 4, 2018)

5.1*	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Gray, Plant, Mooty, Mooty & Bennett P.A. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereof)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on August 13, 2018.

FAMOUS DAVE’S OF AMERICA, INC.

By:	/s/ Jeffery Crivello
Name:	Jeffery Crivello
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Jeffery Crivello or Paul M. Malazita, or either of them, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffery Crivello	Chief Executive Officer and Director	August 13, 2018
Jeffery Crivello	(Principal Executive Officer)

/s/ Paul M. Malazita	Interim Chief Financial Officer and Secretary	August 13, 2018
Paul M. Malazita	(Principal Financial Officer and Principal Accounting Officer)

/s/ Anand D. Gala	Director	August 13, 2018
Anand D. Gala

/s/ Peter O. Haeg	Director	August 13, 2018
Peter O. Haeg

/s/ Joseph Jacobs	Director	August 13 , 2018
Joseph Jacobs

/s/ Richard A. Shapiro	Director	August 13, 2018
Richard A. Shapiro

/s/ Richard Welch	Director	August 13, 2018
Richard Welch

/s/ Bryan L. Wolff	Director	August 13, 2018
Bryan L. Wolff